Exhibit 10.31

FUNDS TRANSFER AGREEMENT

Among

PYPO DIGITAL COMPANY LIMITED

and

ARCH DIGITAL HOLDINGS LTD.

Dated 10 March 2008

This FUNDS TRANSFER AGREEMENT (this “Agreement”) is made on 10 March 2008, by and among the following parties:

(A).	PYPO DIGITAL COMPANY LIMITED (“Pypo”), a limited liability company organized and existing under the laws of the Cayman Islands having its correspondence address in Hong Kong at 48/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong; and

(B).	ARCH DIGITAL HOLDINGS LTD. (“ARCH”), a limited liability company organized and existing under the laws of the British Virgin Islands having its registered office at Quastisky Building, P.O. Box 4389, Road Town, Tortola, British Virgin Islands (BVI Company No. 1437140).

Pypo and ARCH are each hereinafter referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Pypo is owned as to approximately 182,700,000 ordinary shares of US$0.0001 by Capital Ally (the “Interests”) and 90,000,000 ordinary shares of US$0.0001 by ARCH.

WHEREAS, ARCH group of companies beneficially owns certain US$ fund and Pypo group of companies owns certain RMB fund.

WHEREAS, in accordance with a loan agreement among Pypo as lender and Capital Ally as borrower (the “Loan Agreement”), Pypo has agreed to advance US$20,000,000 to Capital Ally.

WHEREAS, Capital Ally has executed an equity pledge agreement in favour of Pypo (the “Equity Pledge Agreement”), pursuant to which Capital Ally pledges the Interests as collateral for all payments due under the Loan Agreement.

WHEREAS, ARCH desires to transfer or procure the transfer of US$20,000,000 to Pypo or its nominee(s) in exchange for Pypo transferring or procure the transfer of RMB150,000,000 to ARCH or its nominee(s).

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Unless otherwise provided, the expressions below shall have the following meanings throughout this Agreement:

“Capital Ally” shall mean Capital Ally Investments Limited, a company incorporated in the British Virgin Islands with limited liability.

“Default Interest” shall have the meaning set forth in Section 6.2.

“Default Party” shall have the meaning set forth in Section 6.2.

“Encumbrance” shall mean any lien, encumbrance, hypothecation, right of others, proxy, voting trust or similar arrangement, pledge, security interest, collateral security agreement, mortgage, objection, title defect, title retention agreement, option, restrictive covenant, restriction on transfer, right of first refusal or first offer, or any comparable interest or of any nature whatsoever.

“Equity Pledge Agreement” shall have the meaning set forth in the Recitals.

“Event of Default” shall have the meaning set forth in Section 6.2.

“Interests” shall have the meaning set forth in the Recitals.

“Loan Agreement” shall have the meaning set forth in the Recitals.

“RMB” shall mean Renminbi, the official currency of China.

“RMB Fund” shall have the meaning set forth in Section 3.1.

“Pledgor’s Rights” shall have the meaning set forth in Section 6.3.

“Taxes” means all foreign, domestic, national, regional, local income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, withholding, payroll, employment, social, social welfare, excise, severance, stamp, occupation, property, customs, duties, contributions and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term “Tax” means any one of the foregoing Taxes.

“US$” shall mean United State dollars, the official currency of the United States.

“US Fund” shall have the meaning set forth in Section 3.2.

1.2 Headings. The headings in this Agreement are for convenience only and shall not affect the construction of the Agreement.

1.3 Interpretation. Unless otherwise provided, the words, expressions, and references below shall have the following meanings:

(a) References to the clauses and schedules of this Agreement include any amendments to them that may occur from time to time.

(b) References to this Agreement or any other agreement or document include any amendments, notations, or supplements to the agreements or documents that may occur from time to time.

(c) References to any statute or statutory provision include any amendments, extensions, consolidations, or replacements pertaining to the statute or provision and any statute or provision that amends, extends, consolidates, or replaces the statute or provision, and shall also include any orders, regulations, instruments, or other subordinate legislation made under the relevant statute or provision.

(d) Words denoting the singular include the plural and vice versa.

(e) References to a “Person” include individuals, firms, partnerships, joint ventures, companies, corporations, unincorporated bodies of Persons, states, and any agencies of states and their assigns, transferees, or successors in title.

(f) The words “including” and “in particular” simply illustrate or emphasize certain terms within a provision and they shall not limit any provision in any way.

ARTICLE II.

CONDITIONS PRECEDENT

Notwithstanding any other provision of this Agreement, the Parties represent and warrant to each other that the conditions listed below are satisfied:

(a) Pypo and Capital Ally have executed and delivered the Loan Agreement the Equity Pledge Agreement.

(b) All the representations and warranties of the Parties under Section 5 are true, correct and complete.

(c) The execution and delivery of this Agreement and all other necessary documents have been duly authorized and approved by all necessary corporate action of the Parties.

ARTICLE III.

TRANSFER OF FUNDS

Transfer of Funds. Subject to the terms of this Agreement and in reliance upon the representations and warranties of the Parties contained herein, the Parties agree to transact the following fund transfers:

(a) ARCH shall transfer or procure the transfer to Pypo or its nominee(s) an amount of US$20,000,000 (the “US Fund”); and

(b) Pypo shall transfer or procure the transfer to ARCH or its nominee(s) an amount of RMB150,000,000 (the “RMB Fund”, and together with the US Fund, the “Funds”).

ARTICLE IV.

REPAYMENT

4.1 Reversion. ARCH shall be entitled by 14 days’ written notice to Pypo given prior to 5:00 p.m. on 31 December 2008 to reverse the transfer of the Funds. On or before the expiry of the abovementioned 14 days’ period (or such other longer period as the Parties may agree), the Parties shall transact the following fund transfers:

(a) Pypo shall transfer or procure the transfer to ARCH or its nominee(s) an amount in US$ equivalent to the US Fund; and

(b) ARCH shall transfer or procure the transfer to Pypo or its nominee(s) an amount in RMB equivalent to the RMB Fund.

4.2 Exchange Rates. For the avoidance of doubt, the transfer of the Funds under Section 4.1 shall be transacted regardless of and shall not be affected by any fluctuation or change in exchange rate of USS and RMB.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

5.1 Acknowledgement of Reliance. Each Party hereby acknowledges that it has entered into this Agreement in full reliance upon the representations and warranties made under this Section 5.

5.2 Representations and Warranties. Each Party represents and warrants to the other Party as follows:

(a) It has the legal capacity to execute and perform this Agreement. It has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement.

(b) This Agreement constitutes its legal, valid and binding obligations enforceable in accordance with its terms.

(c) It is not currently engaged in any disputes, litigation, arbitrations, administrative proceedings or any other legal proceeding; nor is it subject to any potential disputes, litigation, arbitration, administrative proceedings or any other legal proceeding.

(d) The information, exhibits and reports furnished by it to the other Party in connection with the negotiation and preparation of this Agreement and collateral documents are true and accurate in all material respects. Such information, exhibits and reports are not misleading, do not omit material facts, and it has made all reasonable inquiries to verify the facts and statements contained therein.

(e) It has fully disclosed in writing to the other Party all facts relating to it, which it knows or should reasonably know are material to the other Party in the context of this Agreement.

(f) There have been no material changes in its legal status or circumstances or any information, exhibits and reports submitted by it in connection with the negotiation and preparation of this Agreement between the date of the initial disclosures and the date of the execution of this Agreement that it knows or should reasonably know would adversely affect the other Party’s rights and interests under this Agreement.

5.3 Repetition. The representations and warranties set out in Section 5.2 of this Agreement shall continue after the execution of this Agreement, and shall be deemed to be true and effective throughout the Term.

ARTICLE VI.

EVENT OF DEFAULT

6.1 Acceleration. If Pypo fails to immediately return the US Fund to ARCH in accordance with Section 4.1(a), the US Fund shall automatically become immediately due and payable together with all Default Interest accrued and all other obligations payable under this Agreement without any notice. If ARCH fails to transfer the RMB Fund in accordance with Section 4.1(b), the RMB Fund shall automatically become immediately due and payable together with all Default Interest accrued and all other obligations payable under this Agreement without any notice.

6.2 Default Interest.

(a) Upon the occurrence of the event set forth in Section 6.1 (the “Event of Default”), the Party in default (the “Default Party”) shall pay a default interest (“Default Interest”) on the US Fund (in case the Default Party is Pypo) or the RMB Fund (in case the Default Party is ARCH) from the date hereof until the date of the occurrence of the Event of Default at a rate of 12% per annum.

(b) Any Default Interest payable under this Section 6.2 which is not paid when due shall be added to the overdue sum and bear Default Interest accordingly.

6.3 Right of Acquisition. In the event Pypo is the Default Party and provided that Pypo is entitled to exercise its rights as beneficiary (the “Beneficiary’s Rights”) under Section 5.2 of the Equity Pledge Agreement, Pypo shall promptly notify ARCH such default and ARCH shall be entitled to, at its absolute discretion and by delivering a written notice to Pypo, request Pypo to exercise the Beneficiary’s Rights and procure the transfer of all right, title and interest in the Interests to ARCH. If Pypo fails to exercise the Beneficiary’s Rights within 14 days from the date of ARCH’s written notice, Pypo hereby irrevocably appoints ARCH to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which ARCH shall think proper or expedient for carrying out any obligations imposed on Pypo under this Section 6.3. Pypo ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorney or substitute may execute or do. In the foregoing transfer the forgiveness of obligation of Pypo under Section 4.1 and 6.2 shall constitute the consideration for the Interests to be paid by ARCH.

6.4 Other Remedies. Notwithstanding the remedies provided in Section 6, upon the occurrence of any Event of Default, the other Party may exercise any other remedies which may be available under this Agreement or the applicable law.

ARTICLE VII.

NOTICES

Each notice or other communication to be given under this Agreement shall be given in written English or Chinese, and shall be made by telex, fax or letter. Each notice, communication or other document to be delivered to any party to this Agreement shall be made or delivered to the party’s address or fax number as set out below:

(a)	To Pypo:

Address:	48/F, Bank of China Tower
1 Garden Road, Central, Hong Kong
Tel:	(852) 3605 8180
Fax:	(852) 3605 81814
Attention:	Zhang Kuo/Fei Dong Ping

(b)	To ARCH:

Address:	c/o ARC Advisors (HK) Limited
13/F, St. John’s Building,
33 Garden Road
Central, Hong Kong
Tel:	(852) 3115 0243
Fax:	(852) 3114 0244
Attention:	Allan Liu

ARTICLE VIII.

ASSIGNMENTS AND TRANSFERS

8.1 Right of Assignment and Transfer. Each Party shall not assign or delegate its rights and obligations under this Agreement without the other Party’s prior written consent.

8.2 Successors and Assignees. This Agreement shall be binding upon each Party and their successors and any permitted assignees, and it shall be enforceable by each Party and each of its successors and permitted assignees.

ARTICLE IX.

CONFIDENTIALITY

9.1 Confidentiality. Each Party hereto agrees to treat information relating to the existence and all material aspects of the transactions contemplated hereby and/or contained herein that is provided to such Party by another Party or its representatives, as confidential information and agrees not to disclose such information to any Person without the prior written consent of the disclosing Party, except that each Party may disclose such confidential information (i) to its attorneys, accountants, advisors and consultants, provided such Persons are subject to confidentiality obligations, (ii) on a need-to-know basis to its affiliates and their employees, officers and directors provided such Persons are subject to confidentiality obligations, (iii) as otherwise required by applicable laws. Prior to any disclosure under (iii) above, the disclosing Party shall have notified the other Parties of the disclosing Party’s intention to make such disclosure and the contents thereof.

9.2 Survival. This Section 9 shall survive the expiration of this Agreement.

ARTICLE X.

GOVERNING LAW AND SETTLEMENT OF DISPUTES

10.1 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and governed by the laws of Hong Kong.

10.2 Settlement of Disputes. The Parties agree that any legal action or proceeding arising out of or relating to this Agreement may be brought in the courts of Hong Kong and irrevocably submits to the non-exclusive jurisdiction of such courts.

ARTICLE XI.

AMENDMENTS AND WAIVER

11.1 Amendment. This Agreement shall not be modified or amended without the Parties’ prior written consent.

11.2 No Implied Waivers. The rights of the Parties under this Agreement may be exercised as often as necessary, and such rights are in addition to any rights applicable to the Parties under law, and shall not be waived without the Parties’ prior written consent. The delay in exercising any of its rights is not a waiver of such rights.

ARTICLE XII.

MISCELLANEOUS

12.1 Taxes. Each Party shall bear its own Taxes (if any) and legal and other costs and expenses, payable in connection with this Agreement and the transactions contemplated hereunder.

12.2 Further Assurance. Each Party agrees to execute and deliver such further documents and do such other acts and things as the other Party may reasonably request in order to fulfil the obligations of the Parties under this Agreement.

12.3 Entire Agreement. This Agreement constitutes the entire Agreement between the Parties hereto in relation to the Transfers and supersede all previous proposals, agreements, or other written or oral communications.

12.4 Severability and Replacement. In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorised representatives on the date set out above.

PYPO DIGITAL COMPANY LIMITED
For and on behalf of Pypo Digital Company Limited

By:	/s/ Kong Kam Yu
Name:	Kong Kam Yu
Title:	Director

ARCH DIGITAL HOLDINGS LTD.

By:	/s/
Name:
Title:	Director

[Signature Page of Funds Transfer Agreement]